EXHIBIT 3.1

Restated as of December 22, 2003

BY-LAWS

OF

ESSEX CORPORATION

ARTICLE I. OFFICES

The Principal office of the corporation shall be located in the City of Alexandria, Virginia, or such other location as the Board of Directors may designate. The corporation may have such other offices as the Board of Directors may designate or as the business of the corporation may require from time to time.

ARTICLE II. SHAREHOLDERS

SECTION 1. Annual Meeting. The annual meeting of the shareholders shall be held on the 3rd Friday in the month of April, or such other date, as the Board of Directors may designate from time to time, in each year at the hour of 10:00 o’clock A.M., for the purpose of electing Directors and for transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the location designated, such meeting shall be held on the next succeeding business day. If the election of Directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

SECTION 2. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by the Board of Directors, and shall be called by the President at the request of the holders of not less than one-tenth of all the outstanding shares of the corporation entitled to vote at the meeting.

SECTION 3. Place of Meeting. The Board of Directors may designate any place, unless otherwise prescribed by statute, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, unless otherwise prescribed by statute, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation.

SECTION 4. Notice of Meeting. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 50 days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

SECTION 5. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, 50 days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least 10 days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 50 days, and, in case of a meeting of shareholders, not less than 10 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

SECTION 6. Voting Lists. The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least 10 days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of 10 days prior to such meeting, shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

SECTION 7. Quorum. One-third of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, one-third of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum; provided, however, that no action of the shareholders will be valid without the affirmative vote specified by law.

SECTION 8. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting.

SECTION 9. Voting of Shares. Subject to the provisions of Section 11 of this Article II, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

SECTION 10. Voting of Shares by Certain Holders. Shares standing the name of another corporation may be voted by such officer, agent or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.

Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so contained in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Shares of its own stock belonging to the corporation or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

SECTION 11. Informal Action by Shareholders. Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

ARTICLE III. BOARD OF DIRECTORS

SECTION 1. General Powers. The business and affairs of the corporation shall be managed by its Board of Directors.

SECTION 2. Number, Tenure and Qualifications. The number of directors of the corporation shall be not less than three nor more than nine, said number to be fixed from time to time by resolution of the Board of Directors. Each director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified. Notwithstanding anything herein to the contrary, any member of the Board of Directors may be removed for any reason by the affirmative vote of the holders of two-thirds of all the votes entitled to be cast thereon.

SECTION 3. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this by-law immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

SECTION 4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place for holding any special meeting of the Board of Directors called by them.

SECTION 5. Notice. Notice of any special meeting shall be given at least 5 days previously thereto by written notice delivered personally or mailed to each director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 6. Quorum. A majority of the number of directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

SECTION 7. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 8. Vacancies. Any vacancy existing in the Board of Directors or to be filled by reason of an increase in the number of directors may be filled by the affirmative vote of a majority of the directors then in office, unless otherwise provided by law. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

SECTION 9. Compensation. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

SECTION 10. Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed, unless incapacitated, to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

SECTION 11. Executive Committee. The Board of Directors may designate two or more of its members to constitute an executive committee which shall have and may exercise all of the authority of the Board of Directors except to approve an amendment of the articles of incorporation, a plan of merger or consolidation, a plan of exchange under which the corporation would be acquired, the sale, lease or exchange, or the mortgage or pledge for a consideration other than money, of all, or substantially all, of the property and assets of the corporation otherwise than in the usual and regular course of its business, the voluntary dissolution of the corporation, or revocation of voluntary dissolution proceedings.

SECTION 12. Other Committees. The Board of Directors may designate two or more of its members to constitute audit, compensation or other committees, which committees, if any, shall have the authority and responsibilities set forth in the resolutions of the Board of Directors with regard to the establishment and/or activities of such committees.

SECTION 13. Officers of the Board. The Board of Directors shall have a Chairman of the Board, a Vice-Chairman of the Board, and, at the discretion of the Board, have other officers. The Chairman of the Board and the other officers shall be appointed from time to time by the Board of Directors and shall have such powers and duties as shall be designated by the Board of Directors and as are otherwise set forth in Article IV of these By-laws.

ARTICLE IV. OFFICERS

SECTION 1. Number. The Officers of the Corporation shall be a Chairman of the Board of Directors, Vice-Chairman of the Board of Directors, a Chief Executive Officer, a President, a Secretary, up to two (2) Assistant Secretaries, and a Treasurer, each of whom shall be elected by the Board of Directors. Vice presidents and such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors.

SECTION 2. Election and Term of Office. The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

SECTION 3. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

SECTION 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

SECTION 5. Chairman of the Board of Directors. The Chairman of the Board of Directors or the Chief Executive Officer shall preside at all meetings of the Board of Directors and shareholders. The Chairman of the Board shall have such other duties as may be prescribed by the Board of Directors.

SECTION 6. Chief Executive Officer. Unless otherwise provided by a resolution adopted by the Board of Directors, the Chief Executive Officer shall have general and active supervision over the property, organization, operation, and conduct of the business and affairs of the Corporation and over its several officers. He may appoint, remove, employ and discharge officers, agents or employees other than those appointed by the board of Directors. He may sign, execute and deliver in the name of the Corporation powers of attorney, contracts, deeds, bonds and other obligations and instruments which the Board of Directors has authorized to be executed, and shall perform other duties as prescribed form time to time by the board of Directors or by these By-Laws.

SECTION 7. President. The President shall perform other duties and have such additional authority as may be prescribed from time to time by the Board of Directors or the Chief Executive Officer.

SECTION 8. Vice-Presidents. Vice-Presidents shall perform such duties as from time to time may be assigned to them by the Chief Executive Officer.

SECTION 9. Secretary. The Secretary or any Assistant Secretary shall keep the minutes of the shareholders’ and Board of Directors’ meetings in one or more books provided for that purpose and shall see that all notices are duly given in accordance with the provisions of these by-laws or as required by law. The Secretary or any Assistant Secretary shall be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized. Directly, or through duly authorized agents, including any Assistant Secretary, the Secretary shall keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder. Directly, or through duly authorized agents, including any Assistant Secretary, the Secretary shall have general charge of the stock transfer books of the corporation and in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Chief Executive Officer or by the Board of Directors.

SECTION 10. Treasurer. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall have charge and custody of and be responsible for all funds and securities of the corporation, receive and give receipt for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Article V of these by-laws, and in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

SECTION 11. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

SECTION 12. Employment of Officers. Notwithstanding the above provisions of this Article IV of these bylaws, the directors are authorized on behalf of the Corporation to enter into contracts with persons to act as officers for such periods as the directors shall in their discretion determine to be in the best interests of the Corporation, and at such compensation as the directors shall in their best judgment determine; provided, however, that any such contract shall include a clause permitting the removal of such officer, with or without cause, upon the vote of two-thirds of the directors then in office without prejudice to the contract or other rights, if any, of the person so removed.

ARTICLE V. CONTRACTS, LOANS, CHECKS AND DEPOSITS

SECTION 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

SECTION 2. Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

SECTION 3. Checks, drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

SECTION 4. Deposits. All funds of the corporation not otherwise employed or invested shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the Board of Directors may select.

ARTICLE VI. CERTIFICATES FOR SHARES AND THEIR TRANSFER

SECTION 1. Certificates for Shares. Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President and by the Secretary or by such other officers authorized by law and by the Board of Directors to do so. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefore upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

SECTION 2. Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record .thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

ARTICLE VII. FISCAL YEAR

The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

ARTICLE VIII. DIVIDENDS

The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the term and conditions provided by law and its articles of incorporation.

ARTICLE IX. SEAL

The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation and the state of incorporation and the words, “Corporate Seal.”

ARTICLE X. WAIVER OF NOTICE

Unless otherwise provided by law, whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of these by-laws or under the provisions of the articles of incorporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XI. AMENDMENTS

These bylaws may be altered, amended or repealed and new bylaws may be adopted by a vote of the shareholders representing a majority of all the shares issued and outstanding, at any annual shareholders’ meeting or at any special shareholders’ meeting or by vote of a majority of the Board of Directors at any regular or special meeting of the Board.